Goldman Sachs Credit Partners L.P.                            Citicorp USA, Inc.
85 Broad St.                                                    399 Park Avenue
New York, NY 10004                                            New York, NY 10043






March 25, 1999


Building One Services Corporation
800 Connecticut Avenue, N.W.
Suite 1111
Washington, DC  20006
Attn:  Tim Clayton and Joe Ivey



Bankers Trust Company
130 Liberty Street
New York, New York  10006
Attn:  Mr. Ryan Zanin



Re:  Bank Commitment Letter
     ----------------------

Gentlemen:

          Reference is made to (i) the Commitment Letter, dated as of March 22, 1999 (the "Commitment Letter"), among Building One Services Corporation (the "Borrower") and Bankers Trust Company ("BTCo") regarding the proposed Transaction described therein and (ii) the related Fee Letter, dated as of March 22, 1999 (the "Fee Letter"), among the Borrower and BTCo. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Commitment Letter.

          Each of Goldman Sachs Credit Partners LP ("GSCP") and Citicorp USA, Inc. ("Citicorp") is pleased to advise you of its commitment, on a several basis and subject to the terms and conditions set forth herein and the Summary of Terms, to provide (x) $87.5 million, in the case of GSCP and (y) $87.5 million, in the case of Citicorp, of the Revolving Credit Facility, it being understood and agreed that in the event a portion of the Revolving Credit Facility is allocated to a term facility as contemplated by the seventh paragraph of the Commitment Letter, the commitment of each of BTCo, GSCP and Citicorp shall be allocated pro rata
                                                                     --- ----
among the revolving portion of the Revolving Credit Facility and such term facility based on the aggregate amount of the commitments hereunder and under the Commitment Letter (as adjusted pursuant to the immediately succeeding sentence). For its part, the Borrower hereby acknowledges and agrees that the commitment of BTCo to provide the Revolving Credit Facility as provided in the Commitment Letter shall be (and hereby is) irrevocably reduced to $175.0 million, with such remaining commitment of BTCo to be several and subject to the terms and conditions contained in the Commitment Letter and the Summary of Terms.

          Each of GSCP's and Citicorp's commitment to provide a portion of the Revolving Credit Facility hereunder is expressly subject to (i) the execution and delivery of definitive documentation for the Revolving Credit Facility, satisfactory in form and substance to GSCP and Citicorp and their respective counsel, reasonably consistent with the terms and conditions set forth in the Summary of Terms, (ii) there not occurring or becoming known to BTCo, GSCP or Citicorp any material adverse condition or material adverse change in or affecting the business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its subsidiaries taken as a whole, (iii) the absence of any material adverse change after the date hereof in the market for syndicated facilities similar in nature to the Revolving Credit Facility and the absence of any material disruption of or a material adverse change in financial, banking or capital markets generally, in each case as determined by BTCo, GSCP and Citicorp in their reasonable discretion and (iv) the other conditions set forth or referred to in the Summary of Terms (for such purpose treating each reference to "BTCo" contained therein instead as a reference to "BTCo, GSCP and Citicorp", except any such reference under a heading setting forth applicable titles).

          For purposes of clarification, the parties hereto acknowledge and agree that the references to "its commitments with respect to the Revolving Credit Facility" and "its commitment hereunder" contained in the seventh paragraph of the Commitment Letter shall be deemed to be references to all commitments with respect to the Revolving Credit Facility (i.e., whether
                                                           ----
provided hereunder or under the Commitment Letter as modified hereby).

          To induce GSCP and Citicorp to issue this letter, BTCo and the Borrower hereby agree that, for the purposes of the Revolving Credit Facility, Salomon Smith Barney Inc. shall act as Syndication Agent and GSCP shall act as Documentation Agent, on terms satisfactory to BTCo, the Borrower, Apollo, GSCP and Citicorp. In addition, the Borrower hereby agrees that the expense reimbursement, indemnification and release provisions set forth in the eighth paragraph of the Commitment Letter, the affiliate employment and information sharing rights set forth in the ninth paragraph of the Commitment Letter, the review and approval rights of BTCo set forth in the twelfth paragraph of the Commitment Letter and the termination survival provisions set forth in the eleventh paragraph of the Commitment Letter shall apply mutatis mutandis to both
                                                        ----------------
GSCP and Citicorp, in addition to BTCo, to the same extent as if each such reference to "BTCo" in each such paragraph were also a reference to GSCP and Citicorp.

          The Borrower is not authorized to show or circulate this letter or any portion thereof to any other person or entity (other than Apollo and its and Apollo's legal and financial advisors in connection with its evaluation hereof) without our prior written consent, unless (and then only to the

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extent) the Borrower's counsel advises it that such disclosure is required by law in which case it shall first give BTCo, GSCP and Citicorp prior notice thereof. If this letter is not accepted by the Borrower as provided in the last paragraph hereof, the Borrower is to immediately return this letter (and any copies hereof) to the undersigned.

          The willingness of each of GSCP and Citicorp to provide their respective commitments as set forth above will terminate on June 30, 1999, unless definitive documentation evidencing the Revolving Credit Facility, satisfactory in form and substance to GSCP and Citicorp, shall have been entered into prior to such date and the Initial Borrowing Date shall have occurred.

          This letter agreement shall not be assignable by the Borrower without the prior written consent of BTCo, GSCP and Citicorp (and any purported assignment without such consent shall be null and void), and is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This letter may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which, when taken together, shall constitute one agreement. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES GOVERNING CONFLICTS OF LAWS, AND ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS LETTER IS HEREBY WAIVED. YOU HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS LETTER OR ANY MATTERS CONTEMPLATED HEREBY. This letter, the Commitment Letter and the Fee Letter represent the entire understanding of the parties with respect to the matters addressed herein and may only be amended in writing by the Borrower, Boss, BTCo, GSCP and Citicorp.

          If you are in agreement with the foregoing, please sign and return to GSCP and Citicorp the enclosed copy of this letter. This offer shall terminate at 5:00 P.M., New York time, on March 25, 1999 unless a signed copy of this letter has been delivered to each of GSCP and Citicorp (including by way of facsimile transmission) by such time.

                              Very truly yours,

                              GOLDMAN SACHS CREDIT PARTNERS L.P.

                              By
                                 --------------------------------
                                 Name:
                                 Title:

                              CITICORP USA, INC.

                              By
                                 --------------------------------
                                 Name:
                                 Title:




Accepted and Agreed:

BUILDING ONE SERVICE CORPORATION

By:
   ----------------------------
Name:
Title:



BANKERS TRUST COMPANY

By:
   ----------------------------
Name:
Title:

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                                    CONSENT


          Reference is made to (i) the Commitment Letter, dated as of March 22, 1999 (the "Commitment Letter"), among Building One Services Corporation (the "Borrower") and Bankers Trust Company ("BTCo") regarding the proposed Transaction described therein and (ii) the related Fee Letter, dated as of March 22, 1999 (the "Fee Letter"), among the Borrower and BTCo. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Commitment Letter.

          By your execution and delivery, you hereby consent to the entering of the attached amendment to amend and modify the Commitment Letter in the form attached hereto.

          From and after the date hereof, all references to the Commitment Letter shall be deemed to be references to the Commitment Letter as modified hereby.

                                    *  *  *

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          IN WITNESS WHEREOF, the undersigned hereto have caused its duly authorized officer to execute and deliver this Consent as of March __, 1999.

                                 BOSS INVESTMENT LLC

                                 By:
                                     --------------------------------
                                 Name:
                                 Title:

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